Exhibit 10.45

STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT (this “Agreement”) is dated as of                     , 2013, by and among Diamond Resorts International, Inc., a Delaware corporation (the “Company”), and the individuals and entities who will be stockholders of the Company following the LLC Exchange and the IPO (each as defined below) who are party hereto (the “Company Stockholders”), as set forth on the signature pages to this Agreement.

WHEREAS, the Company is contemplating an initial public offering (such an initial public offering, the “IPO”) of its common stock, $0.01 par value per share (the “Common Stock”);

WHEREAS, in contemplation of, and as part of a single transaction with, the IPO, the then-current unitholders of Diamond Resorts Parent, LLC, a Nevada limited liability company (“DRP”), will transfer their respective Class A and/or Class B units of DRP (collectively, the “Units”) to the Company in exchange for shares of Common Stock (the “LLC Exchange”);

WHEREAS, following the LLC Exchange and the IPO, the Company Stockholders will collectively own a majority of the Common Stock;

WHEREAS, in connection with the IPO, the Company, Cloobeck Diamond Parent, LLC (“CDP”) and DRP Holdco, LLC (“DRPH” and, together with CDP, the “Designating Stockholders”) have entered into that certain Director Designation Agreement (the “Director Designation Agreement”), pursuant to which the Company’s Board of Directors (the “Board”) is required to nominate the Company’s then-current Chief Executive Officer and two individuals designated by each of CDP and DRPH, respectively, for election to the Board; and

WHEREAS, the Company Stockholders wish to agree to vote their shares of Common Stock for the individuals nominated for election to the Board pursuant to the Director Designation Agreement, and for all other persons nominated by the Board for election thereto.

NOW THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The following terms shall have the corresponding meanings for purposes of this Agreement:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. As used in this definition, the term “control” means the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of such a Person, whether through ownership of voting securities, by contract or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country, or any domestic or foreign state, province, county, city, other political subdivision or any other similar body or organization exercising similar powers or authority.

“Law” means the common law of any jurisdiction, or any provision of any foreign, federal, state or local law, statute, rule, regulation, order, Permit, judgment, injunction, decree or other decision of any court or other tribunal or Governmental Authority legally binding on the relevant Person or its properties.

“Lien” means any lien, claim, charge, restriction, option, preemptive right, mortgage, hypothecation, assessment, pledge, encumbrance or security interest of any kind or nature whatsoever.

“NYSE Rules” means the rules of the New York Stock Exchange, as such rules may be amended or supplemented from time to time, or, if the Common Stock is listed on a securities exchange or quotation system other than the New York Stock Exchange, any comparable rule or regulation of the primary securities exchange or quotation system on which the Common Stock is listed or quoted.

“Permit” means any permit, license, certification, approval, consent, notice, waiver, qualification, filing, exemption and authorization by or of, or registration with, any Governmental Authority.

“Person” means any individual, sole proprietorship, general partnership, limited partnership, limited liability company, joint venture, trust, unincorporated association, corporation, Governmental Authority or other entity or group (which term shall include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act and Rule 13d-5 promulgated under the Exchange Act).

“Public Sale” means any transfer of shares of Common Stock in accordance with the manner of sale requirements set forth in Rule 144(f), whether pursuant to a transaction effected pursuant to Rule 144, an effective registration statement under the Securities Act or otherwise.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

ARTICLE II

VOTING AND PROXY

Section 2.1. Agreement to Vote. Each Company Stockholder irrevocably and unconditionally agrees that, from and after the effective date of the IPO (the “Effective Date”), at any meeting (whether annual or special, and at each adjourned or postponed meeting) of the Company’s stockholders, however called, at which individuals are to be elected to the Board (any such meeting or other circumstance, a “Stockholders’ Meeting”), such Company Stockholder will (i) appear at each Stockholders’ Meeting or, at such Company Stockholder’s option, otherwise cause all shares of Common Stock owned by such Company Stockholder to be counted as present at each Stockholders’ Meeting, for purposes of calculating a quorum; and (ii) vote, or cause to be voted, in person or by proxy, all of the shares of Common Stock owned by such Company Stockholder to the fullest extent that such shares of Common Stock are entitled to be voted at the time of any vote, “for” any and all nominees recommended by the Board to the Company’s stockholders as set forth in the Company’s definitive proxy statement with respect to such election (including those nominees selected by the Designating Stockholders and nominated pursuant to the Director Designation Agreement).

Section 2.2. Irrevocable Proxy and Power of Attorney. Each Company Stockholder hereby appoints Stephen J. Cloobeck and David F. Palmer and any designee of Stephen J. Cloobeck and David F. Palmer, and each of them individually, as its proxies and attorneys-in-fact, with full power of substitution and re-substitution, if a Company Stockholder fails for any reason to be counted as present or to vote such Company Stockholder’s shares of Common Stock in accordance with the requirements of Section 2.1 above, to vote during the term of this Agreement with respect to the shares of Common Stock owned by such Company Stockholder, in accordance with the provisions of Section 2.1 hereof and for no other purpose. This proxy and power of attorney is given to secure the performance of the duties of the Company Stockholders under this Agreement. Each Company Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by each Company Stockholder shall be irrevocable while such Company Stockholder owns shares of Common Stock, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by any Company Stockholder with respect to the shares of Common Stock owned by such Company Stockholder. The power of attorney granted by each Company Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of the Company Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement, and, as to any Company Stockholder, upon such Company Stockholder’s transfer of any shares of Common Stock (but only as to the shares of Common Stock transferred to any person other than another Company Stockholder or an Affiliate of the transferor or another Company Stockholder).

ARTICLE III

GROUP AND CONTROLLED COMPANY STATUS

Section 3.1. Group Status. Each party hereto hereby acknowledges that, by entering into this Agreement, the Company Stockholders intend to form a “group” (as such term is defined in Section 13(d)(3) of the Exchange Act and Rule 13d-5 promulgated under the Exchange Act), and each Company Stockholder agrees that, to the extent required, such Company Stockholder will make all necessary filings under Section 13(d) and Section 16 of the Exchange Act reflecting such group status.

Section 3.2 Controlled Company Status. Each party hereto hereby acknowledges that, by entering into this Agreement, and because of the group status of the Company Stockholders resulting therefrom, the Company and the Company Stockholders intend that the Company qualify as a “controlled company” under the NYSE Rules.

ARTICLE IV

RESTRICTIONS ON TRANSFER

Each Company Stockholder agrees that, in the event of a transfer of any shares of Common Stock by such Company Stockholder to a Person that is (a) an Affiliate of such Company Stockholder, (b) any other Company Stockholder, or (c) an Affiliate of any other Company Stockholder (except in the event of a transfer of any shares of Common Stock by such Company Stockholder pursuant to a Public Sale where such Company Stockholder has no actual knowledge that the purchaser is any such Person), it shall be a condition precedent to such transfer of shares of Common Stock: (i) for such transferee to execute and deliver to the Company a Joinder to this Agreement with respect to such shares of Common Stock, and (ii) for such Joinder to be valid and binding in all respects on such transferee. Any purported sale or transfer of any shares of Common Stock by any Company Stockholder without compliance with the obligation in the preceding sentence shall be null and void ab initio.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 5.1. Organization and Authority; Enforceability. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power, right and authority to enter into and perform its respective obligations under this Agreement and the other documents contemplated hereby to which it is a party; (ii) the execution, delivery and performance of this Agreement and each of the other documents contemplated hereby to which the Company is a party have been duly and properly authorized by all requisite action in accordance with applicable law and with the Certificate of Incorporation and bylaws of the Company; and (iii) each person executing, on behalf of the Company, this Agreement and any of the other documents contemplated hereby to which the Company is a party has the power and authority to execute and deliver this Agreement and each of the other documents contemplated hereby to which the Company is a party, to consummate the transactions contemplated hereby and thereby and to cause the Company to perform its obligations hereunder and thereunder.

Section 5.2. No Violations; No Consents. The execution, delivery and performance of this Agreement and the other documents contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, will not (i) violate or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or bylaws of the Company; (ii) violate or result in a breach of any Law applicable to the Company or by which any of the Company’s property or assets may be bound; (iii) contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), permit any party to terminate, amend or accelerate the provisions of, or result in the imposition of any Lien (or any obligation to create any Lien) upon any of the property or assets of the Company under any contract, agreement, indenture, letter of credit, mortgage, security agreement, pledge agreement, deed of trust, bond, note, guarantee, surety obligation, warranty, license, franchise, permit, power of attorney, lease, instrument or other agreement to which the Company is a party or by which any of the Company’s property or assets may be bound; or (iv) contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both) any other agreement to which the Company is a party. No Permit, authorization, consent or approval of or by, or any notification of or filing with, any Person is required by the Company in connection with the execution, delivery and performance of this Agreement or the consummation by the Company of the transactions contemplated hereby (other than such notifications or filings required under applicable federal or state securities Laws, if any).

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE COMPANY STOCKHOLDERS

As of the date hereof and as of the date of the consummation of the IPO (except as indicated below), each Company Stockholder severally represents and warrants to the Company as follows:

Section 6.1. Organization and Authority; Enforceability.

(a) If such Company Stockholder is an individual, such Company Stockholder is of sound mind and has full legal capacity to enter into, execute and deliver this Agreement and the other documents contemplated hereby and perform his or her obligations hereunder and thereunder, and each of this Agreement and the other documents contemplated hereby has been duly executed and delivered by such Company Stockholder and constitutes a legal, valid and binding obligation of such Company Stockholder, enforceable against such Company Stockholder in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors’ rights generally and the exercise of judicial discretion in accordance with general equitable principles.

(b) If such Company Stockholder is an entity, (i) such Company Stockholder is duly organized, validly existing and in good standing under the laws of the state of its organization, and has full power, right and authority to enter into and perform its respective obligations under this Agreement and the other documents contemplated hereby to which it is a party; (ii) the execution, delivery and performance of this Agreement and each of the other documents contemplated hereby to which such Company Stockholder is a party have been duly and properly authorized by all requisite action in accordance with applicable law and with the organizational documents of such Company Stockholder; and (iii) each person executing, on behalf of such Company Stockholder, this Agreement and any of the other documents contemplated hereby to which such Company Stockholder is a party has the power and authority to execute and deliver this Agreement and each of the other documents contemplated hereby to which such Company Stockholder is a party, to consummate the transactions contemplated hereby and thereby and to cause such Company Stockholder to perform its obligations hereunder and thereunder.

Section 6.2. Title. Following the LLC Exchange, such Company Stockholder will be the sole owner, beneficially and of record, of the shares of Common Stock issued to such Company Stockholder in the LLC Exchange, and shall have the sole power to vote such shares of Common Stock at any Stockholders’ Meeting.

Section 6.3. No Violations; No Consents. The execution, delivery and performance of this Agreement and the other documents contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, will not (i) violate or result in a breach of any of the terms, conditions or provisions of the organizational documents of such Company Stockholder, if such Company Stockholder is an entity; (ii) violate or result in a breach of any Law applicable to such Company Stockholder or by which any of such Company Stockholder’s property or assets may be bound; or (iii) contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), permit any party to terminate, amend or accelerate the provisions of, or result in the imposition of any Lien (or any obligation to create any Lien) upon any of the property or assets of such Company Stockholder under any contract, agreement, indenture, letter of credit, mortgage, security agreement, pledge agreement, deed of trust, bond, note, guarantee, surety obligation, warranty, license, franchise, Permit, power of attorney, lease, instrument or other agreement to which such Company Stockholder is a party or by which any of such Company Stockholder’s property or assets may be bound. No Permit, authorization, consent or approval of or by, or any notification of or filing with, any Person is required by such Company Stockholder in connection with the execution, delivery and performance of this Agreement or the consummation by such Company Stockholder of the transactions contemplated hereby.

Section 6.4. No Inconsistent Arrangements. Except as contemplated by this Agreement or the other agreements to be entered into in connection with the IPO, such Company Stockholder has not (i) entered into any contract, option or other agreement or understanding with respect to any transfer of any shares of Common Stock held by such Company Stockholder or any interest therein, (ii) granted any proxy, power-of-attorney or other authorization in or with respect to such shares of Common Stock, (iii) deposited any such shares of Common Stock into a voting trust or entered into a voting agreement or arrangement with respect to any such shares of

Common Stock, or (iv) taken any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or in connection with the IPO.

ARTICLE VII

MISCELLANEOUS

Section 7.1. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 7.2. Expenses. Each party hereto shall be responsible for all expenses of such party incurred in connection with the transactions contemplated by this Agreement. In addition, each party shall be responsible for any and all expenses incurred by any other party in enforcing the provisions of this Agreement against such party.

Section 7.3. Notices.

(a) All notices, requests, demands, waivers and other communications to be given by any party hereunder shall be in writing and shall be (i) mailed by first-class, registered or certified mail, postage prepaid, (ii) sent by hand delivery or reputable overnight delivery service or (iii) transmitted by fax or electronic mail (provided that a copy is also sent by reputable overnight delivery service) addressed, in the case of the Company, to 10600 West Charleston Boulevard, Las Vegas, Nevada 89135, Attention: Chief Administrative Officer, with a copy provided to the attention of the Office of General Counsel at the same address, and in the case of each Company Stockholder, to the address set forth for such Company Stockholder on the books and records of the Company or, in each case, to such other address as may be specified in writing to the other parties hereto.

(b) All such notices, requests, demands, waivers and other communications shall be deemed to have been given and received (i) if by personal delivery, fax or electronic mail, on the day of such delivery, (ii) if by first-class, registered or certified mail, on the fifth business day after the mailing thereof, or (iii) if by reputable overnight delivery service, on the first business day after the deposit therewith.

Section 7.4. Representatives, Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their respective legatees, legal representatives, successors and assigns.

Section 7.5. Benefit. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any Person (other than the Company Stockholders or the Company) any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, all of which shall be for the sole and exclusive benefit of the parties mentioned above in this Section.

Section 7.6. Governing Law; Consent to Jurisdiction. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. Each party hereby irrevocably consents to the jurisdiction and venue of the courts of the State of Delaware for all purposes in connection with any proceeding or cause of action that arises out of or relates to this Agreement and agree that any proceeding instituted under this Agreement shall be commenced, prosecuted and continued only in the courts of the State of Delaware. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

Section 7.7. Further Assurances. Each Company Stockholder agrees to execute such additional documents and take such further action as may be reasonably requested by the Company to effect the provisions of this Agreement.

Section 7.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument. To the extent signed and delivered by means of a fax or other electronic transmission (including .pdf), this Agreement shall be treated in all manner and respect as an original agreement and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

Section 7.9. Entire Agreement. This Agreement supersedes all prior negotiations, agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section 7.10. Interpretation. Article titles and headings to sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation hereof. As used herein, “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import; “writing,” “written” and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form; references to a Person are also to its successors and permitted assigns; “hereof,” “herein,” “hereunder” and comparable terms refer to the entirety hereof and not to any particular article, section or other subdivision hereof or an attachment hereto; references to any gender include references to the plural and vice versa; references to this Agreement or other documents are as amended or supplemented from time to time; and references to “Article,” “Section” or another subdivision or to an attachment are to an article, section or subdivision hereof or an attachment hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

DIAMOND RESORTS INTERNATIONAL, INC.

By:
Name:	David F. Palmer
Title:	President and CEO

COMPANY STOCKHOLDER:

[COMPANY STOCKHOLDER]

By:
Name:
Title:

[Signature Page to Stockholders Agreement]